Exhibit 99.1

Advanced Environmental Petroleum Producers, Inc. Announces Due Diligence Findings

LAS VEGAS, NV -- (Marketwired) -- 05/18/16 -- Loong Yip Juy (Vincent) President of AEPP (OTCQB: AEPP) today released an update of the due diligence findings for the acquisition of the private company 1923285Alberta Ltd. (PrivCo) that is ongoing and in the final stages. This acquisition will bring the ownership of mineral rights to what is referred to as Block 19, in and owned by the country of Peru by PrivCo to AEPP. All of the following information is dependent upon the finalization of the due diligence and eventual acquisition closing.

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AEPP ANNOUNCES EXTENSION FOR CLOSING ACQUISTION OF PERUVIAN LEASES -- BLOCK 19 -- TO JUNE 30, 2016

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BLOCK 19 CONSISISTS OF 10,100 SQUARE KILOMETERS OIL AND GAS MINERAL LEASES IN SOUTHERN PERU

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AEPP'S FUTURE PLANNED PORTFOLIO POTENTIALLY CONTAINS 745 SQUARE KILOMETRES OIL SHALE WITH AN AVERAGE PAY ZONE OF 182 METERS THICK

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AEPP HAS ENTERED INTO SUBSTANTIVE DISCUSSIONS TO ENGAGE A PRIVATE NORTH AMERICAN ENGINEERING FIRM TO IDENTIFY AND QUANITFY RESERVES, SUBJECT TO CLOSING

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AEPP AS PART OF THE ACQUISITION WILL BE SUBJECT TO A TECHNOLOGY AGREEMENT WHICH IS AN INNOVATIVE PROCESS FOR EXTRACTION AND UPGRADING SHALE OIL BOTH ON UPGRADING AND COSTS

AEPP is pleased to announce that has extended its closing with 1923285Alberta Ltd., the owner of Block19 mineral rights in Peru, until June 30, 2016 for final documentation to be completed. During this interim period the 65,600,000 shares issued to 1923285 Alberta Ltd. will be continued to be held in escrow until closing.

AEPP is pleased to announce that it has identified over 745 square kilometres of shale oil on Block 19 with an average pay zone of 182 meters thick. The Company is optimistic of finding further shale oil with significant gas reserves. Block 19 is close to major highways and will have transportation access from the property.

AEPP has verbally engaged Chapman Petroleum Engineering Ltd. to confirm and quantify the reserves on Block 19 as identified by AEPP. AEPP expects Chapman Petroleum Engineering Ltd. to be in Peru in the next 30 to 60 days with their Engineering Reserve Report to follow shortly thereafter.

AEPP is subject to a technology contract (as part of the acquisition) with Point Source Processing Inc. (PSP) for the extraction and upgrading of shale oil. PSP has completed 5 years of testing on the feedstock and is backed by a strong team of independent technology and R&D consortium partners. This team has developed a revolutionary three -stage process that permits

AEPP to extract the feedstock without the need to construct tailings ponds or consume significant quantities of water. The process produces 8% additional water.

POINT SOURCE PROCESSING INC. has from their studies determined that it can produce 1 barrel of bitumen from 2 metric tons of shale oil and that after further processing and upgrading can produce various quantities of Acetylene, Liquid Olefins, Formaldehydes and Amines, which have a much higher price than West Texas Intermediate on a per barrel basis.

Forward-Looking Statements

The statements in this press release constitute forward-looking statements within the meaning of federal securities laws. Such statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, such forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Potential risks and uncertainties include, but are not limited to, technical advances in the industry as well as political and economic conditions present within the industry. We do not take any obligation to update any forward-looking statement to reflect events or developments after a forward-looking statement was made.

For further information, please contact:

Loong Yip Juy (Vincent)
President

Tel: 1-604-716-6049
Email: Vincent.aepp@gmail.com

Or

Nigel Bosworth
President
Point Source Processing Inc.
Tel: 1-250-885-0545
Email: nigel.psp@gmail.com

Source: Advanced Environmental Petroleum Producers, Inc.